As filed with the Securities and Exchange Commission on March 22, 2018

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

____________________

Auris Medical Holding AG

(Exact Name of Registrant as Specified in Its Charter)

Switzerland		Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
Bahnhofstrasse 21 6300 Zug Switzerland
(Address, Including Zip Code of Principal Executive Offices) ____________________
Auris Medical Holding AG Equity Incentive Plan, as amended Auris Medical Holding AG Stock Option Plan A Auris Medical Holding AG Stock Option Plan C
(Full title of Plans)

____________________

Cogency Global, Inc. 10 East 40th Street, 10th Floor New York, New York 10016 (212) 947-7200
(Name, address and telephone number, including area code, of agent for service)

____________________

Copies to:
Sophia Hudson Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

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CALCULATION OF REGISTRATION FEE
Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Shares, nominal value CHF 0.02 per share, reserved for issuance pursuant to stock option awards outstanding under the EIP, Plan A and Plan C	220,154	$16.70(2)	$3,676,571.80(2)	$457.73(2)
Common Shares, nominal value CHF 0.02 per share, reserved for issuance pursuant to the EIP, Plan A and Plan C	694,846	$1.48(3)	$1,028,372.08(3)	$128.03(3)
Total Common Shares	915,000	N/A	$4,704,943.88	$585.77
(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers (i) common shares, nominal value CHF 0.02 per share (“Common Shares”), of Auris Medical Holding AG (the “Registrant”) issuable pursuant to (x) the Auris Medical Holding AG Equity Incentive Plan, as amended (the “EIP”) assumed by the Registrant in connection with the Merger (as defined in the Explanatory Statement below) and registered by Old Auris Medical Holding AG (as defined in the Explanatory Statement below) prior to the Merger on two Registration Statements on Form S-8 (File Nos. 333-200805 and 333-217306) filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 8, 2014 and April 14, 2017, and (y) the Auris Medical Holding AG Stock Option Plan A, as amended (“Plan A”) and Auris Medical Holding AG Stock Option Plan C (“Plan C”) (Plan A and Plan C, and together with the EIP, the “Plans”) assumed by the Registrant in connection with the Merger and registered by Old Auris Medical Holding AG prior to the Merger on one Registration Statement on Form S-8 (File No. 333-198037), filed with the Commission on August 11, 2014; and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional Common Shares that become issuable under the Plans by reason of any share dividend, share split or other similar transaction.

(2)	Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee, based on the weighted average exercise price of the stock options outstanding under the applicable Plan.

(3)	Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee for Common Shares to be issued pursuant to the Plans, based on the average of the high and low prices reported for a Common Share on the NASDAQ Capital Market on March 16, 2018.

EXPLANATORY NOTE

On March 13, 2018, old Auris Medical Holding AG (“Old Auris Medical Holding AG”) merged (the “Merger”) into Auris Medical NewCo Holding AG, a newly incorporated, wholly-owned Swiss subsidiary (“Auris NewCo”) following shareholder approval at an extraordinary general meeting of shareholders held on the same day. Following the Merger, Auris NewCo, the surviving company had a share capital of CHF 122,347.76, divided into 6,117,388 common shares with a nominal value of CHF 0.02 each. Pursuant to the Merger, the shareholders of Old Auris Medical Holding AG received one common share with a nominal value of CHF 0.02 of Auris NewCo for every 10 of Old Auris Medical Holding AG common shares held prior to the Merger, effectively resulting in a “reverse share split” at a ratio of 10-for-1. Auris NewCo changed its name to Auris Medical Holding AG in connection with the closing of the Merger and as a result, future filings with the Commission are being made under the name Auris Medical Holding AG, which is the Registrant. On March 14, 2018 the common shares of Auris NewCo began trading on the Nasdaq Capital Market under the trading symbol “EARS”.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be delivered to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)  The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2017, filed with the Commission on March 22, 2018.

(b)  All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2017.

(c)  The description of the Registrant’s Common Shares which is contained in the predecessor to the Registrant’s Exchange Act Registration Statement on Form 8-A, dated July 29, 2014 and amended on June 1, 2016, including any amendments or supplements thereto or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under Swiss law, a corporation may indemnify its directors or officers against losses and expenses (except for such losses and expenses arising from willful misconduct or negligence, although legal scholars advocate that at least gross negligence be required), including attorney’s fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or criminal action, suit or proceeding by reason of having been the representative of, or serving at the request of, the corporation.

Subject to Swiss law, Article 17 of the Registrant’s articles of association provides for indemnification of the existing and former members of our board of directors, executive management, and their heirs, executors and administrators, against liabilities arising in connection with the performance of their duties in such capacity, and permits the Registrant to advance the expenses of defending any act, suit or proceeding to members of the Registrant’s board of directors and executive management.

In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of their duties under the employment agreement with the company.

The Registrant has entered into indemnification agreements with each of the members of our board of directors and executive officers in the form filed as Exhibit 99.4 to the Registrant’s Form 6-K filed with the Commission on May 11, 2016.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits.

Exhibit Number
4.1	Articles of Association of Auris Medical Holding AG (incorporated by reference to exhibit 1.1 of the Registration Statement on Form 20-F filed with the Commission on March 22, 2018)
4.2	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1/A, filed with the Commission on July 21, 2014 (Registration File No. 333-197105))
5	Opinion of Walder Wyss Ltd., Swiss counsel to the Registrant (filed herewith)
23.1	Consent of Deloitte AG (filed herewith)
23.2	Consent of Walder Wyss Ltd., Swiss counsel to the Registrant (included in Exhibit 5)
24	Power of Attorney (included in the signature pages hereof)
99.1	Auris Medical Holding AG Equity Incentive Plan, as amended (filed herewith)
99.2	Auris Medical Holding AG Stock Option Plan A, as amended (filed herewith)
99.3	Amendment to Auris Medical Holding AG Stock Option Plan A (filed herewith)
99.4	Auris Medical Holdings AG Stock Option Plan C (filed herewith)

Item 9. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)  To include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Zug, Switzerland on this 22nd day of March, 2018.

Auris Medical Holding AG

By:	/s/ Thomas Meyer
Name: Thomas Meyer
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Meyer, Hernan Levett and Raoul Dias and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Thomas Meyer	Chief Executive Officer and Director
Thomas Meyer	(principal executive officer)	March 22, 2018

/s/ Hernan Levett	Chief Financial Officer
Hernan Levett	(principal financial officer and principal accounting officer)	March 22, 2018

/s/ Armando Anido	Director	March 22, 2018
Armando Anido

/s/ Mats Blom	Director	March 22, 2018
Mats Blom

	Director	March 22, 2018
Alain Munoz

	Director	March 22, 2018
Calvin W. Roberts

/s/ Colleen A. DeVries	SVP of Cogency Global, Inc.	March 22, 2018
Colleen A. DeVries	Authorized Representative in the United States

EXHIBIT INDEX

Exhibit Number
4.1	Articles of Association of Auris Medical Holding AG (incorporated by reference to exhibit 1.1 of the Registration Statement on Form 20-F filed with the Commission on March 22, 2018)
4.2	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1/A, filed with the Commission on July 21, 2014 (Registration File No. 333-197105))
5	Opinion of Walder Wyss Ltd., Swiss counsel to the Registrant (filed herewith)
23.1	Consent of Deloitte AG (filed herewith)
23.2	Consent of Walder Wyss Ltd., Swiss counsel to the Registrant (included in Exhibit 5)
24	Power of Attorney (included in the signature pages hereof)
99.1	Auris Medical Holding AG Equity Incentive Plan, as amended (filed herewith)
99.2	Auris Medical Holding AG Stock Option Plan A, as amended (filed herewith)
99.3	Amendment to Auris Medical Holding AG Stock Option Plan A (filed herewith)
99.4	Auris Medical Holdings AG Stock Option Plan C (filed herewith)